UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

SPRINT NEXTEL CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Copy for i-Connect

Publish date: June 20, 2013

Sprint shareholders receive SoftBank proxy statements, voting instructions

06/20/13

Sprint shareholders recently received supplemental proxy materials for the special meeting scheduled on June 25, when among other things Sprint shareholders will vote on a proposal to adopt the amended merger agreement with SoftBank.

If you haven’t voted already, you will need to vote in person or by proxy by June 25.

To adopt the merger agreement, a majority of outstanding shares of Sprint common stock entitled to vote at the special meeting must vote in favor of the adoption of the merger agreement.

A Sprint shareholder’s failure to vote or an abstention will have the same effect as a vote against the adoption of the merger agreement. Accordingly, your vote is very important.

The Sprint board of directors recommends that you vote “FOR” the adoption of the merger agreement; however, shareholders should review the proxy materials carefully before voting. For more information on the transaction employees can also visit the SoftBank microsite on i-Connect.

Please vote TODAY by telephone, via the Internet, or by signing, dating and returning the enclosed proxy card in the envelope provided with your proxy materials.

Remember:

You can vote your shares by telephone, or via the Internet.

Please follow the easy instructions on the enclosed card.

If you have questions, or need assistance in voting your shares, please call our proxy solicitor,

Georgeson Inc.

(866) 741-9588

Cautionary Statement Regarding Forward Looking Statements

This document includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan,” “providing guidance” and similar expressions are intended to identify information that is not historical in nature.

This document contains forward-looking statements relating to the proposed transactions between Sprint Nextel Corporation (“Sprint”) and SoftBank Corp. (“SoftBank”) and its group companies, including Starburst II, Inc. (“Starburst II”), and the proposed acquisition by Sprint of Clearwire Corporation (“Clearwire”). All statements, other than historical facts, including, but not limited to: statements regarding the expected timing of the closing of the transactions; the ability of the parties to complete the transactions considering the various closing conditions; the expected benefits of the transactions such as improved operations, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of SoftBank or Sprint; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that (1) there may be a material adverse change of SoftBank; (2) the proposed financing may involve unexpected costs, liabilities or delays or may not be completed on terms acceptable to SoftBank, if at all; and (3) other factors as detailed from time to time in Sprint’s, Starburst II’s and Clearwire’s filings with the Securities and Exchange Commission (“SEC”), including Sprint’s and Clearwire’s Annual Reports on Form 10-K for the year ended December 31, 2012 and Quarterly Reports on Form 10-Q for the quarter ended March 31, 2013, and other factors that are set forth in the proxy statement/prospectus contained in Starburst II’s Registration Statement on Form S-4, which was declared effective by the SEC on May 1, 2013 and Sprint’s Proxy Supplement filed with the SEC on June 13, 2013, and in other materials that will be filed by Sprint, Starburst II and Clearwire in connection with the transactions, which will be available on the SEC’s web site (www.sec.gov). There can be no assurance that the transactions will be completed, or if completed, that such transactions will close within the anticipated time period or that the expected benefits of such transactions will be realized.

All forward-looking statements contained in this document and the documents referenced herein are made only as of the date of the document in which they are contained, and none of Sprint, SoftBank or Starburst II undertakes any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

The document below was first made available to certain customers of Sprint on June 20, 2013.

On June 11, 2013, Sprint and SoftBank announced an amended transaction agreement that would deliver greater cash consideration and increased certainty to Sprint stockholders. Under the amended agreement SoftBank will own approximately 78% of Sprint (on a fully-diluted basis) and will be paying $16.64 billion to Sprint stockholders upon the close of the transaction. In addition, SoftBank will be investing approximately $5 billion in Sprint that will help strengthen Sprint’s balance sheet.

We do not expect changes to your service or contract at this time. You may have questions specific to you or regarding other details of this transaction. Due to restrictions of the Securities and Exchange Commission, we are limited in the information we can share. However, here are a few key points regarding the transaction:

•

Sprint’s headquarters will continue to be in Overland Park, Kan., and Dan Hesse will continue as our CEO. Our stock will be publicly traded on the New York Stock Exchange. The transaction is subject to Sprint shareholder and regulatory approvals and is expected to be completed in July.

•

The transaction is expected to create a new, stronger Sprint by providing financial flexibility that will allow growth in ways not possible under existing conditions and enable us to invest meaningfully in improving our network and customer experience.

•

We believe that the transaction will make Sprint a stronger and more robust competitor in the U.S. telecom market, battling two entrenched larger competitors. That’s good news for Sprint customers and partners and all U.S. consumers of wireless services. Both SoftBank and Sprint have a history of technical and marketing innovation which means the transaction will assure consumers of more choice and a more robust competitive marketplace for years to come.

•

SoftBank is a leader in providing Long-Term Evolution technology to its subscribers and will provide valuable knowledge to help support Sprint’s Network Vision plan, which will bring LTE service nationwide, enhancing network coverage, call quality and data speeds for customers.

•

SoftBank has a successful track record in prior acquisitions of improving service offerings to customers, leading to enhanced competition and growth. SoftBank operates Internet and communications-related businesses in Japan and globally. The company is headquartered in Tokyo and has operations in mobile, broadband, fixed-line telecommunications, e-Commerce and information technology-related products and a market capitalization of approximately $67 billion.

•

SoftBank has expertise offering services such as voice, cloud computing and network services for corporate customers worldwide. This expertise aligns with Sprint’s own wireline focus with network, converged, and cloud services to help businesses simplify communications, realize cost savings and increase productivity.

As always, we appreciate and value your business. If you have further questions about the SoftBank announcement or other matters please let your account team know.

Cautionary Statement Regarding Forward Looking Statements

This document includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan,” “providing guidance” and similar expressions are intended to identify information that is not historical in nature.

This document contains forward-looking statements relating to the proposed transactions between Sprint Nextel Corporation (“Sprint”) and SoftBank Corp. (“SoftBank”) and its group companies, including Starburst II, Inc. (“Starburst II”), and the proposed acquisition by Sprint of Clearwire Corporation (“Clearwire”). All statements, other than historical facts, including, but not limited to: statements regarding the expected timing of the closing of the transactions; the ability of the parties to complete the transactions considering the various closing conditions; the expected benefits of the transactions such as improved operations, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of SoftBank or Sprint; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that (1) there may be a material adverse change of SoftBank; (2) the proposed financing may involve unexpected costs, liabilities or delays or may not be completed on terms acceptable to SoftBank, if at all; and (3) other factors as detailed from time to time in Sprint’s, Starburst II’s and Clearwire’s filings with the Securities and Exchange Commission (“SEC”), including Sprint’s and Clearwire’s Annual Reports on Form 10-K for the year ended December 31, 2012 and Quarterly Reports on Form 10-Q for the quarter ended March 31, 2013, and other factors that are set forth in the proxy statement/prospectus contained in Starburst II’s Registration Statement on Form S-4, which was declared effective by the SEC on May 1, 2013 and Sprint’s Proxy Supplement filed with the SEC on June 13, 2013, and in other materials that will be filed by Sprint, Starburst II and Clearwire in connection with the transactions, which will be available on the SEC’s web site (www.sec.gov). There can be no assurance that the transactions will be completed, or if completed, that such transactions will close within the anticipated time period or that the expected benefits of such transactions will be realized.

All forward-looking statements contained in this document and the documents referenced herein are made only as of the date of the document in which they are contained, and none of Sprint, SoftBank or Starburst II undertakes any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.